EXHIBIT 10.1

                        CPNM AGREEMENTS

JOINT VENTURE AGREEMENT


THIS JOINT VENTURE AGREEMENT (the "Agreement"), entered into this
21st day of April, 1998 is by and between the following corporations, collectively referred to herein as "the partners"sometimes referred to hereinafter individually as Venturer or collectively as Venturers, as the context may require;

Red Oak Hereford Farms, Inc. (referred to as "HERF"), a Nevada corporation with offices at P.O. Box 456, Red Oak, Iowa 51566;

and

Cable/Print Network Marketing, Inc. (referred to as "CPNM"), a
Pennsylvania corporation with offices in Suite 930, Benjamin Fox
Pavillion, Jenkintown, PA 19046.

WHEREAS, CPNM has developed proprietary multimedia marketing programs and is skilled and experienced in the use of a variety of promotional, direct and targeted marketing methods ("CPNM's
Marketing");

WHEREAS, HERF is skilled and experienced in beef/cattle business listed in Exhibit "B", which is attached hereto and herewith made part of this Agreement ("HERF'S Business").

WHEREAS, the parties desire to enter into an agreement to form a Joint Venture in the form of a Nevada corporation with the purpose of utilizing CPNM's Marketing multimedia marketing methods in the promotion of HERF's Business as to be mutually agreed and listed in "Exhibit A";

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein the parties, intending to be legally bound, agree as follows:

ARTICLE I
FORMATION

1.1 Formation and Ownership. The Venturers partners hereby agree to form a Joint Venture to implement the business as set forth hereinfor the purposes of utilizing CPNM's Marketing in the promotion of HERF's Business as set forth herein. The Joint Venture shall be created in the form of a Nevada corporation under the name Here's the Beef Corp. (the "Corporation"). Red Oak Hereford Farms, Inc. shall owning 80% of the common stock of the Corporation and CPNM, Inc. shall owning 16.25% of the common stock of the Corporation and others 3.75%.

1.2 Name of Joint Venture. The name of the Joint Venture shall be Here's the Beef, Corp.


1.32 Term. The this Joint Venture agreement shall commence as of the date hereof and remain in full force and effect until the stock of the Corporation is issued to each Venturer as provided herein or this Agreement is terminated by the parties in accordance with the terms hereof this Agreement.


1.43 Initial Capitalization. Red Oak Hereford Farms, Inc. HERF agrees to contribute $50,000 to the Corporation provide, or to secure investors for the initial marketing, in the amount of who will contribute, in the aggregate, $50,000 within ninety (90) days following the execution of this Agreement. These funds will be placed into a checking account to be set up by the Corporation Joint Venture. This initial capitalization and CPNM's marketing management services are to be used for Multi Media Marketing tests as mutually agreed to by the Venturers partners or as determined by the Board of Directors of the Corporation, as listed on Exhibit "A". A Full roll out of CPNM's Multi Media Marketing will be conducted only after it can be fully funded by revenues from test sales, and/or from mutually agreed to subsequent additional capitalization or loans from the Venturers to the Corporation. The Board of Directors of the Corporation may hire a facilitator will be mutually agreed upon to be stationed/ liaison with the Joint Venture with a $2,000 draw per month for six (6) months against a percentage of profits/equity of the Corporation. In the event the facilitator is entitled to payment as a percentage of profits of the corporation in addition to the Two Thousand Dollars ($2,000.00) draw per month, the additional payment to the facilitator shall be paid from CPNM's percentage of profits arising under the Marketing Services Agreement referred to in Article 6.1. Joint Venture.

1.4  Additional Capitalization/Loans from Venturers.

a. Additional Capitalization. It is the intention of the Venturers that the Corporation's business and activities shall be conducted in such a manner that additional capital contributions shall not be required; to that end, the Venturers shall attempt to conduct activities of the Corporation in such a way that the Corporation's business can be conducted with the initial capital contributions as augmented by debt financing and proceeds from operations. However, to the extent that additional capital contributions are required, the Venturers shall make such additional capital contributions as agreed upon by the Board of Directors of the Corporation in accordance with its Bylaws.

b. Loans from Venturers. All expenses of the Corporation that are paid by HERF shall be treated as a loan to the Corporation. Loans by Venturers to the Corporation shall not be capital contributions to the Corporation. Loans shall be a debt due from the Corporation to such lending Venturer and shall be, together with accrued interest thereon, reimbursed to the Venturer making such loan prior to any payment or distribution to the Venturers in connection with the division of profits or the liquidation of the Corporation.

1.5 Inspection. The books and records of the Joint Venture Corporation, to shall be maintained by CPNM on behalf of the Corporation Joint Venture and shall be available for inspection by all shareholders the partners upon reasonable notice of to CPNM. Inspection shall take place at the offices of CPNM during normal business hours.

1.6 CPNM Corporation Checking Account. CPNM shall maintain the checking account for the Corporation. following the initial capitalization and subsequent capitalization. All revenues generated by the Joint Venture Corporation shall be deposited into a Joint Venture the Corporation checking account. Monthly balance reports shall be submitted to the Joint Venture shareholders partner no later than ten (10) days following month end.


1.7 Accounting. CPNM shall maintain the accounts of the Corporation. Joint Venture shall be maintained by CPNM and The
Corporation's accounts shall be audited by BDO Seidman, CPA's, who shall prepare all necessary tax returns and financial statements for the Corporation.

1.8 Management. So long as HERF owns 85% of the common stock of the Corporation and CPNM continues to own 15% of the common stock of the Corporation, the Joint Venture Corporation shall be managed by a Board of Directors consisting of the signatories of this Agreement and three additional nominees, two appointed by HERF and one appointed by CPNM. As soon as HERF or CPNM transfer part or all of their common stock holdings to any other person, the Board of Directors of the Corporation shall be elected by the shareholders pursuant to the terms of the Bylaws of the Corporation. The directors shall mutually agree on the budget for Exhibit "A", selection of officers and all other discretionary matters.

1.9 Offices. The Joint Venture Corporation shall maintain offices at the following places, unless otherwise agreed by the parties from time to time:

     a.   930 Benjamin Fox Pavillion, Jenkintown, PA 19046, Phone
215-887-5700, Fax 215-887-7076.

     b.   P.O. Box 456, Red Oak, IA 51566, Phone 712-623-9224, Fax
712-821-0441.

1.10 Public Offering. The Venturers desire to have the Corporation's securities registered with the Securities and Exchange Commission ("SEC") in the future. The Board of Directors may, in its sole discretion, decide to register the securities of the Corporation with the SEC if the circumstances warrant such registration. To the extent that the Corporation's profits are insufficient to offset the cost of the registration, HERF shall pay the costs of the registration, such payment from HERF to be treated as a loan to the Corporation. Failure to register the Corporation's securities shall not be treated as a breach of this Agreement by either Venturer.

1.11 Restriction On Sale. Each of the Venturers partners covenant and agrees that it shall execute a shareholders agreement providing that it shall not mortgage, pledge, sell, assign, hypothecate or otherwise encumber, transfer or permit to be transferred in any manner or by any means whatsoever, whether voluntarily or by operation of law all or any part of its Joint Venture interest in the Corporation or withdraw from the Joint Venture Corporation except as set forth in the shareholders agreement this Agreement. Except that the Board of Directors of Red Oak Hereford Farms, Inc.
(HERF), at its sole discretion, may vote and approve a motion to distribute the Joint Venture Corp., Here's The Beef, Corp., in the form of a Spin Off Dividend to its shareholders. Said Spin Off distribution who have to be registered with the Securities and Exchange Commission. The shareholders agreement shall allow HERF, at its sole discretion, to distribute its shares in the Corporation to its shareholders in the form of a spin-off dividend following registration of the Corporation's shares with the SEC.

1.12 Allocation of Profits and Loss. All the Venturers intend that, prior to the registration of the Corporation's common stock with the SEC, net profit and loss of the Joint Venture Corporation, after payment of all of the Corporation's current and prior financial obligations, including repayment of loans from Venturers, shall be allocated equally to the among the Venturers partners after the cost of products to be marketed and multimedia expenditures as mutually agreed, on a quarterly basis. The Venturers shall mutually determine an acceptable means for allocating such profits and losses and shall retain sufficient funds in the Corporation to continue operations. No allocation or distribution shall be made until the Venturers are assured that such allocation or distribution will not cause adverse legal or income tax consequences to the Corporation. Once the Corporation's stock is registered with the SEC, all profits and losses shall inure to the benefit of the shareholders in accordance with their stock ownership.

1.13 Limitation on Authority of Venturers. Except as otherwise expressly and specifically provided in this Agreement or by the organizational documents of the Corporation, neither Venturer shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, the other Venturer. Neither the Corporation nor either Venturer shall be responsible or liable for any indebtedness or obligation of the other Venturer or otherwise relating to HERF's Business or CPNM's Marketing arising either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, indebtedness, or obligations incurred pursuant to and as limited by the terms of this Agreement.


1.14 Non-Encumbrance. Each of the partners covenants and agrees that it shall not obligate the other to any third party without written notice to the other.

ARTICLE II
VENTURER PARTNER'S OBLIGATIONS AND RESPONSIBILITIES

2.1 HERF: Red Oak Hereford Farms, Inc. responsibilities and obligations shall include, but not be limited to: HERF shall sell sufficient quantity of beef products to the Corporation at prices which will not exceed branded prices to the Joint Venture sufficient qualities of beef products and which the Joint Venture Corporation may agree to make to be paid out of sales receipts of the Joint Venture.

2.2 CPNM's: CPNM shall use its best efforts to: responsibilities and obligations shall include, but not be limited to: Management of the marketing strategies and plans (listed on Exhibit "A"), for the promotion and marketing of HERF's Business, the implementation of which and budgeting for which are subject to the approval of the Joint Venture Board of Directors of the Corporation partners.

ARTICLE III
INTELLECTUAL PROPERTY

3.1  Copyrights, Patents and Trademarks

     a. Any and all patents, trademarks or copyrights, relating to HERF's Business, which the Joint Venture Corporation may be entitled to register under state or federal law shall be registered in the name of the HERF. All other patents, trademarks or copyrights which the Corporation may be entitled to register under state or federal law shall be registered in the name of the Corporation. Joint Venture company, Here's The Beef, Corp.


     b. All preexisting patents, trademarks or copyrights of the Venturers partners shall remain their respective property.

3.2 Customers Lists. All preexisting customer lists disclosed by HERF to the Corporation shall remain the property of HERF and shall be returned to HERF upon HERF's request. All customers lists developed by the Joint Venture Corporation will be the property of the Joint Venture company Corporation, but shall be distributed to HERF upon dissolution and liquidation of the Corporation. CPNM will use its expertise and be responsible for promotion and the marketing to customers of on the lists on behalf of the Joint Venture company Corporation.

3.3 Warranty/Indemnification. The parties of the Agreement do hereby warrant and covenant for themselves for itself that its their undertaking hereunder does not infringe or interfere with any intellectual property or other contract rights of third parties, and each shall indemnify, save and hold the other party harmless, including attorney's fees and cost of defense, from any suit, demand, claim, liability or proceeding founded on such third party's claim, liability, or proceeding founded on such third party's claim or settlement. The Board of Directors of the Corporation shall determine, in its sole judgment, whether marketing beef under the Corporation's name shall cause any tradename violations and, if so, what course of action, including revision of the Corporation's name, is advisable under the circumstances.

ARTICLE IV
CONFIDENTIALITY

4.1 Confidential Information. CPNM acknowledges and agrees that during the term of this Agreement, it may have access to certain proprietary confidential information of the HERF, maintained in confidence by CPNM, including but not limited to information pertaining to the HERF's customers, processes, products, pricing, purchasing, accounting, marketing, finances and business practices (the "Confidential Information"). CPNM further acknowledges and agrees that all information disclosed to or accessed by CPNM, including information originated by CPNM in the course of performing its duties under this Agreement, which CPNM has reason to believe is confidential or which is treated by HERF as confidential, shall be presumed to be confidential information, unless such information was available to the public by publication or otherwise was part of the public domain through no fault of CPNM. CPNM further acknowledges and agrees that HERF has developed and established and is continuing to develop and establish a valuable and extensive trade in its products and services, and that HERF would suffer great loss and irreparable injury if the CPNM discloses any confidential information or uses it to the HERF's detriment.

4.2 Nondisclosure of Confidential Information. CPNM, during the term of this Agreement and at all times thereafter, shall maintain in strictest confidence and shall not directly or indirectly divulge, release, disclose, or make available to any other firm, person, corporation, or other entity any Confidential Information of HERF, except as required by this Agreement or as permitted by HERF in writing.



4.3 Termination. Upon termination of this Agreement, CPNM shall deliver promptly to HERF all Confidential Information in any form to the owner, and shall keep no photocopies, facsimiles, or other duplications thereof.

4.4 Noncompete. Throughout the term of this Agreement and the existence of the Corporation, the Corporation will not compete with either Venturer, nor shall either Venturer compete with the other
Venturer.


ARTICLE IV
TERMINATION

4.1 In the case of any unresolved breach of this Agreement by either party, and after conformance with the cure provisions as defined in ARTICLE VI, Subparagraph f, hereafter, either party may declare this Agreement terminated as to any further business to which the Joint Venture is not already obligated and the Corporation shall be liquidated. Upon liquidating, the assets of the Joint Venture Corporation after retirement of all Joint Venture of the Corporation's obligations, including loans from Venturers, shall be divided equally between the distributed to the shareholders in accordance with the Bylaws of the Corporation partners. The Venturers partners agree that any obligations, financial or otherwise to third parties will be satisfied prior to the dissolution and liquidation of the Joint Venture Corporation. and that each partner will fulfill its such obligations prior to such dissolution except as noted in 1.3 of this Agreement.

4.2 At any time during or subsequent to the termination of the Corporation Joint Venture as provided herein, or otherwise, HERF Red Oak Hereford Farms, Inc. will not utilize any of CPNM's Multi Media Marketing techniques that are unique to CPNM, and materials or any parts thereof, without the express written permission of CPNM. Any marketing techniques that are employed by any competitor of CPNM or any other person at any time during the term of this Agreement shall not be deemed to be unique to CPNM.

ARTICLE VI
MISCELLANEOUS PROVISIONS

5.1 Execution of other Documents. The parties will execute and deliver all documents and instruments which are reasonably necessary to carry out the terms of this Agreement, including but not limited to an Exclusive Supply Contract between the Corporation and HERF and a Marketing Services Agreement between the Corporation and CPNM.

5.2  Miscellaneous.

     a. This Agreement represents the entire agreement between the parties and shall not be changed orally. There are no other contemporaneous oral agreements.



     b. This Agreement shall inure to the benefit of the parties together with their permitted successors and assigns. CPNM may not assign its rights hereunder without the prior written consent of HERF.

     c. If any portion of the Agreement is struck down or declared unenforceable by a court of competent jurisdiction, it shall not affect the other provisions of this Agreement.

     d. The waiver by either party of any right hereunder shall not constitute a waiver of any other rights, nor shall the waiver of any right in an instance constitute the waiver of such right ongoing.

     e. Any and all disputes arising under or related to this Agreement shall be submitted to binding arbitration before the American Arbitration Association, in accordance with the rules and regulations then in effect. Any award may be entered by either party as a judgment or decree in any court of competent jurisdiction and enforced accordingly. The parties shall share equally an AAA fees incurred by either party in connection with any dispute. Any such arbitration shall take place in Montgomery County Pennsylvania. Any dispute under this Agreement shall be governed by Pennsylvania law.

     f. Neither party shall enforce an alleged breach of any provision of this Agreement clearly without first giving the other party written notice clearly specifying the nature of such alleged breach, and an opportunity to cure said alleged breach within THIRTY (30) DAYS of receipt by certified mail of such notice.

     g. All signatories of this Agreement hereby represent and warrant that they have the requisite authority to execute this Agreement enter into this transaction, and that the entity which they represent has complied with all necessary formalities under all applicable by-laws or agreements, as well as all applicable state laws and regulations.

     h.   Except as specifically restricted herein, Each VENTURER
PARTNER agrees that the other shall at all times be free to engage inn any other business activities.

     i. The form and substance of all organizational documents for the Corporation shall be subject to the approval of the board of directors of each Venturer.

     j. Each signatory to this Agreement shall pay its own expenses associated with the creation, negotiation and execution hereof.

     k. The Venturers acknowledge that the operation of the Corporation can be conducted only after the Corporation is licensed with the American Hereford Association.


     Dated this 21st day of April, 1998


Signature   /s/ Gordon Reisinger
RED OAK HEREFORD FARMS, INC.


By:
     Gordon M. Reisinger, President


CABLE/PRINT NETWORK MARKETING, INC.


By:
     /s/ Beryl J. Wolk, President
Signature
     Beryl J. Wolk, President, CPNM, Inc.

                          EXHIBIT "A"
                       MARKETING SERVICES

CPNM will provide Multi Media marketing for the Joint Venture as mutually agrees to by the Board of Directors of the Joint Venture:

* TV -- Production and airing to 20,000,000 households, minimum of 3 times. Infomercial and/or commercials.
* Licensing of products, services and of independent sales representatives
* CartCade-- test on cart in one of Sales Dynamics licensed sites in 150 regional shopping malls
* Fairs, Festivals and Flea Markets -- via American Vendors
    Association
* Magazine advertising and tune ads -- 33 potential magazines/20 million + exposure
* Loyalty marketing via club/association with selected CPNM membership benefits
* Multi-level marketing opportunities
* College Marketing via National Association of College Marketers
* Advertisements in catalogs
* Sales as a premium
* Sweepstakes, as applicable
* Fax Broadcasting tests (up to 1,000 faxes weekly for five weeks, via Fax Owners & Users Association)
* Radio -- 180 Radio Stations
* TV Home Shopping Network introductions
* Data Base Marketing
* Internet Test Site
* Family Guide Seal of Approval
* Package Inserts -- based on availability
* "Family Guide" Free Fall Newspaper Inserts, via co-op or sponsor dollars, when available
* Out bound telemarketing -- 7,000 operators
* Access to our Databases
* E-mail -- 80 million addresses
* ArabNet -- 27 Middle East Countries/40 million Households
* Franchising via Franchise America

                                 AGREEMENT

     THIS AGREEMENT ("Agreement") executed as of the _____ day of May, 1998, by and between Red Oak Hereford Farms, Inc., a corporation formed under the laws of the state of Nevada with its principal place of business in Red Oak, Iowa ("ROHF") and Cable/Print Network Marketing, Inc., a corporation formed under the laws of the state of Pennsylvania with its principal place of business in Jenkintown, Pennsylvania ("CPNM").

     WHEREAS, the parties hereto have executed that certain Joint Venture Agreement dated April 21, 1998 ("Joint Venture Agreement") pursuant to which they have agreed to form a joint venture in the form of a Nevada corporation; and

     WHEREAS,  Here's The Beef Corp., a Nevada corporation (the
"Corporation"), has been formed in accordance with the provisions of the Joint Venture Agreement; and

     WHEREAS, the parties to this Agreement wish to specify certain terms and conditions that will govern the operation of the Corporation during the term of this Agreement.

     NOW THEREFORE, in consideration of the mutual agreements contained in the Joint Venture Agreement and contained herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Term and Termination. This Agreement shall be effective until it is terminated as provided herein or until the Corporation files a Registration Statement with the Securities Exchange Commission ("SEC"). The parties may agree to terminate this Agreement anytime prior to filing a Registration Statement with the SEC by mutual written agreement.

     2. Capital Requirements. CPNM shall not be required to contribute any cash to the Corporation. All cash requirements for the Corporation shall be provided by ROHF in the form of loans.

     3. Board of Directors. The parties agree to vote their stock in such a manner as to elect five (5) members of the board of directors, three (3) of which will be designated by ROHF and two (2) of which will be designated by CPNM.

     4. Allocation of Profits and Loss. Until this Agreement is terminated, the parties shall cause the Corporation's profits and losses to be allocated between CPNM and ROHF so as to provide 50% of all profits and losses to CPNM and 50% of all profits and losses to ROHF, regardless of actual stock ownership. CPNM and ROHF shall direct their designees to the board of directors to determine an acceptable means for allocating profits and losses between the parties as provided herein, while retaining sufficient funds in the Corporation to continue operations. The Corporation shall consult with its auditor and/or legal counsel to determine that any allocation or distribution of profits or losses will not cause adverse legal or income tax consequences to the Corporation. The allocation of profits and losses provided herein shall be effective only until the termination of this Agreement.
     5. Binding Effect. All the covenants, stipulations, promises and agreements contained in this Agreement shall bind the parties hereto and the parties' successors and permitted assigns.

     6. Severability. If any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not be effected or impaired thereby, and this Agreement shall be interpreted and construed to carry out the intentions of the parties hereto as nearly as may be possible.

     IN WITNESS WHEREOF the parties hereto do hereby execute this Agreement as of the date and year first above written.

RED OAK HEREFORD FARMS, INC.


By:


Its:



CABLE/PRINT NETWORK MARKETING, INC.



By:

Signature ____________________________________________
          Beryl J. Wolk, President, CPNM, Inc.


Its:

MARKETING SERVICES AGREEMENT


     THIS MARKETING SERVICES AGREEMENT, (the "Agreement"), made and entered
into as of the            day of             , 1998 by and between
CABLE/PRINT NETWORK MARKETING, INC., a Pennsylvania corporation ("CPNM") and HERE'S THE BEEF CORP., a Nevada corporation ("HTBC").

WITNESSETH

     WHEREAS, HTBC is in the business of marketing and promoting food products manufactured or distributed by one or more subsidiaries of Red Oak Hereford Farms, Inc., a Nevada corporation ("HTBC's Business"); and

     WHEREAS, the CPNM is skilled and experienced in the use of a variety of promotional, direct and targeted marketing methods; and

     WHEREAS, HTBC desires to retain CPNM to provide marketing services to HTBC, subject at all times to the general supervision and control of HTBC.

     NOW, THEREFORE, in consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


ARTICLE I
APPOINTMENT OF MARKETING SERVICES MANAGER

     The HTBC hereby retains CPNM and CPNM hereby agrees to provide or cause to be provided to HTBC the services specified in Article II of this Agreement.


ARTICLE II
MARKETING SERVICES

     2.1 Marketing Services. Subject to the general authority of the Board of Directors of HTBC to control the affairs of HTBC, CPNM shall provide marketing and promotion services (the "Marketing Services"), to HTBC in connection with HTBC's Business. Consistent with the foregoing, CPNM shall use its best efforts consistent with sound business practice to provide or cause others to provide Marketing Services necessary or appropriate for the successful marketing and promotion of HTBC's Business, including, without limitation, those services set forth in Exhibit A, attached hereto and by this reference incorporated herein.

2.2. HTBC Authority. All of the services identified in subparagraph 2.1 above shall be rendered by CPNM subject to the following:

(a) The approval of the Board of Directors of HTBC with the understanding by CPNM that the ultimate control of HTBC's Business shall remain vested in HTBC and CPNM shall do nothing inconsistent therewith.

(b) That all facilities, property and equipment used or employed in HTBC's Business and by HTBC shall at all times remain the property of HTBC.

2.3 Prior Approval by HTBC. Notwithstanding any provision of this Agreement to the contrary, without the prior written consent of HTBC, CPNM shall not be authorized on behalf of HTBC to:

(a)  Borrow money for any purpose; or

(b) Sell, lease, trade, exchange or otherwise dispose of any property of HTBC other than in the ordinary course of business;

2.4 CPNM as Agent. All actions taken by CPNM under the provisions of this Agreement shall be taken as the Agent of HTBC and all obligations or expenses incurred hereunder shall be for the account, on behalf and at the expense of HTBC, whether such obligations or expenses are incurred with respect to independent third parties other than CPNM.


ARTICLE III
REIMBURSEMENT OF COSTS; MARKETING SERVICES FEE

     3.1 Reimbursement of Costs. HTBC shall be responsible for and shall reimburse CPNM for all reasonable costs incurred by CPNM directly in connection with the performance by CPNM of its duties hereunder.

     3.2 Marketing Services Fee. HTBC shall also pay to CPNM a Marketing Services Fee in the amount of fifteen percent (15%) of the Net Profits of HTBC per year beginning in 1998 and thereafter during the existence of this Agreement (the "Marketing Service Fee"). The term Net Profits shall mean earnings of the Corporation after all taxes or reserves for taxes, determined in accordance with generally accepted accounting principles taking account of cumulative losses for all prior periods. The Marketing Services Fee shall be paid in January of each year for the services rendered in the previous year.


ARTICLE IV
TERM OF THE AGREEMENT

This Agreement shall commence as of the            day of        , 1998 (the
"Commencement Date"), and shall continue for a period of one (1) year from the date hereof. This Agreement shall automatically continue for additional one year periods on the same terms and conditions as provided for herein, subject at all times to termination as provided herein. This Agreement may be terminated by HTBC at any time, without cause, upon fourteen (14) days written notice sent by certified mail, addressed to CPNM's last-known address. This Agreement may be terminated by CPNM at any time for cause, upon fourteen (14) days written notice sent by certified mail, addressed to HTBC's last known address.


ARTICLE V
EXCULPATION AND LIABILITY

5. l Limitation of Liability. CPNM shall not be liable, responsible or accountable in damages or otherwise, to HTBC or any shareholder thereof for any act or omission performed or omitted by it in good faith pursuant to the express or implied authority granted to it by this Agreement and reasonably believed by it to be within the scope of authority granted to it by this Agreement and in the best interest of HTBC; provided that, in connection with such act or omission, CPNM is not guilty of a breach of this Agreement, a breach of fiduciary duty, fraud, bad faith, gross negligence or willful misconduct.

5.2 Indemnification by HTBC. HTBC shall indemnify, defend and hold harmless CPNM when acting as an agent for HTBC, from and against any claim, damage or liability incurred by CPNM and against the costs and expenses incurred by it in defending against such claim, damage or liability (including, without limitation, the reasonable fees and expenses of legal counsel), by reason of any acts or omissions performed or omitted by it on behalf of HTBC pursuant to CPNM's express or implied authority under this Agreement and in the best interest of HTBC. Provided, however, HTBC shall not be required to indemnify and defend CPNM from and against any claim, damage or liability which CPNM may incur by reason of the breach of this Agreement, breach of fiduciary duty, fraud, bad faith, gross negligence or willful misconduct by CPNM. The obligations of HTBC, under this Section 5.2, shall survive the termination of the Agreement.

5.3 Indemnification by CPNM. CPNM shall indemnify, defend and hold harmless HTBC (its officers, directors or employees and agents) from and against any claim, damage or liability incurred by them, and against the costs and expenses incurred by them in defending against any such claim, damage or liability (including, without limitation, the reasonable fees and expenses of legal counsel), by reason of any breach of this Agreement, breach of fiduciary duty, fraud, bad faith, gross negligence or willful misconduct by CPNM. The obligations of CPNM, under this Section 5.3, shall survive the termination of this Agreement.


ARTICLE VI
COPYRIGHTS, PATENTS AND TRADEMARKS

     Any and all patents, trademarks or copyrights, relating to HTBC's Business, or Red Oak Hereford Farms, Inc. shall remain the property of HTBC and Red Oak Hereford Farms, Inc., respectively.

ARTICLE VII
CUSTOMERS LISTS

All preexisting customer lists disclosed by HTBC or Red Oak Hereford Farms, Inc. to CPNM shall remain the property of HTBC and Red Oak Hereford Farms, Inc., respectively and shall be returned to HTBC or Red Oak Hereford Farms, Inc. upon their request. All customer lists developed by the CPNM during the term of this Agreement will be the property of the HTBC. CPNM will use its expertise and be responsible for promotion and marketing to customers on the lists on behalf of the HTBC.


ARTICLE VIII
NONCOMPETITION

8.1  CPNM's Covenant Not to Compete.  CPNM shall not, for a period of five
(5) years following the termination of this Agreement (the "Restricted Period"), directly or indirectly, by or for itself or through others as its agent, own, manage, operate, join, control or participate in the ownership, management, operation, or control of, or be connected in any manner (such as in a capacity as an owner, director, officer, shareholder, employee, manager, advisor, independent contractor or similar capacity), with any business whether now existing or hereafter created which is competitive with HTBC's business of distributing food products ("HTBC's Business"), or Red Oak Hereford Farms, Inc.'s business of manufacturing and distributing food products ("HERF's Business") within a ten (10) mile radius of any location in which HERF's Products are sold or HTBC's Business is conducted (the "Restricted Territory").

8.2 CPNM's Covenant Not To Disclose and Not To Interfere. CPNM shall not, at any time after the date hereof, directly or indirectly, by or for itself or through others as his agent, or in a capacity as an owner, director, officer, shareholder, employee, manager, advisor, independent contractor, or similar capacity of any business now existing or hereafter created:

a. Divulge, communicate, use or disclose, or permit others to use or disclose, any non-public information concerning HTBC's Business or HERF's Business, whether past or present, including, but not limited to, corporate structure or strategy, customers, customer lists, pricing schedules, material contracts and/or financing arrangements (all of which non-public information being deemed by Employee and by HTBC to be "Confidential Information" and hereinafter referred to as such); and/or

b. In any way interfere with, or counsel or permit others to interfere with, HTBC or HTBC's Business including HTBC's business relationships, or disparage in any way the good name or reputation of HTBC.

c. In any way interfere with, or counsel or permit others to interfere with, HERF or HERF's Business including HERF's business relationships, or disparage in any way the good name or reputation of HERF.


8.3. CPNM's Covenant Not To Solicit. CPNM shall not at any time during the Restricted Period, except as contemplated by this Agreement, directly or indirectly, by or for itself or through others as its agent, or in a capacity as an owner, director, officer, shareholder, employee, manager, advisor, independent contractor or similar capacity of any business now existing or hereafter created, engage in any of the following within the Restricted Territory:

a. Call upon, solicit, divert, take away or accept business from any of the customers or suppliers or former customers or suppliers of HTBC's Business or HERF's Business(as such terms are defined above); or

b.. Solicit for employment, retain or employ, or become employed by, any past or present employee or sales representative of HTBC's Business or HERF's Business(as such terms are defined above); or

c. Request, induce or advise any employee of HTBC or HERF to leave the employ of or cease affiliation with HTBC or HERF.

8.4 Equitable Enforcement. The CPNM acknowledges and agrees that the terms and conditions set forth in this Article X are reasonable and necessary for the protection of HTBC's Business and HERF's Business and are necessary to prevent damage or loss to HTBC and HERF, and that any breach by CPNM of the foregoing provisions may cause HTBC and HERF irreparable injury for which there may be no adequate remedy at law. CPNM further agrees that the services to be rendered by it is of a special and unique character, which gives it a special value in the successful operation of HTBC's Business and HERF's Business. By reason thereof, CPNM agrees that HTBC and HERF shall be entitled to injunctive and equitable relief to prevent or curtail any breach of the provisions of this Article X by him, in addition to any other remedies HTBC and HERF may have under this Agreement. It is further agreed that the provisions of this Article X, shall survive the termination of this Agreement.

ARTICLE IX
GENERAL PROVISIONS

9.1 Entire Agreement. This Agreement embodies the entire understanding between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

9.2 Modification and Waiver. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver. The failure of a party to insist upon adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or any other term of this Agreement.

9.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Iowa, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

9.4 Assignability and Successors. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, HTBC and CPNM have each caused this instrument to be
executed as of the   day of             , 1998.


CABLE/PRINT NETWORK                HERE'S THE BEEF CORP.
MARKETING, INC.



By:  Beryl J. Wolk, President                By:

EXHIBIT "A"
MARKETING SERVICES

CPNM will provide Multi Media marketing for the Joint Venture as mutually agrees to by the Board of Directors of the Joint Venture:

* TV -- Production and airing to 20,000,000 households, minimum of 3 times. Infomercial and/or commercials.
*  Licensing of products, services and of independent sales representatives
* CartCade-- test on cart in one of Sales Dynamics licensed sites in 150 regional shopping malls
*  Fairs, Festivals and Flea Markets -- via American Vendors Association
* Magazine advertising and tune ads -- 33 potential magazines/20 million + exposure
* Loyalty marketing via club/association with selected CPNM membership benefits
*  Multi-level marketing opportunities
*  College Marketing via National Association of College Marketers
*  Advertisements in catalogs
*  Sales as a premium
*  Sweepstakes, as applicable
* Fax Broadcasting tests (up to 1,000 faxes weekly for five weeks, via Fax Owners & Users Association)
*  Radio -- 180 Radio Stations
*  TV Home Shopping Network introductions
*  Data Base Marketing
*  Internet Test Site
*  Family Guide Seal of Approval
*  Package Inserts -- based on availability
* "Family Guide" Free Fall Newspaper Inserts, via co-op or sponsor dollars, when available
*  Out bound telemarketing -- 7,000 operators
*  Access to our Databases
*  E-mail -- 80 million addresses
*  ArabNet -- 27 Middle East Countries/40 million Households
*  Franchising via Franchise America